                                                                    EXHIBIT 15.1

        LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
                         INTERIM FINANCIAL INFORMATION


Global Sports, Inc.:

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited condensed financial statements of Global Sports, Inc. and subsidiaries for the three-month period ended March 31, 1998, as indicated in our report dated May 18, 1998; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, is incorporated by reference in Registration Statement No. 333-49363 on Form S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Philadelphia, Pennsylvania
May 20, 1998